PERFORMANCE BOND AGREEMENT

THIS PERFORMANCE BOND AGREEMENT is entered into this 27th day of March, 2009 (the "Effective Date") (this "Agreement"), by and between **FDS Corporation SA** a corporation organized and existing under the laws of Panama with its head office located at Via España 122 piso 14, Edificio Banco de Boston, Ciudad de Panamá, Republica de Panamá ("FDS"), and **Pure Biofuels Corp**., a Nevada Corporation with its principal office located at 701 Brazos Street Suite 1050, Austin, Texas 78701.

Recitals:

WHEREAS, Pure Biofuels Corp. (including any of its subsidiaries, the "Corporation") is required by the Sunat/Aduana, the regulatory agency in Peru that is responsible for regulating and permitting terminal facilities and bonded warehouses in Peru (the "Peruvian Authorities"), to furnish a fully paid bond from a recognized and regulated financial institution or insurance company in Peru in order to obtain authorization and permitting to operate a bonded warehouse and terminaling facility at Corporation's plant in Callao, Peru (the "Callao Facility").

WHEREAS, FDS is willing to assign to Corporation the financial bond in the amount of up to Two Million Five Hundred Thousand Dollars and 00/100 ($2,500,000.00) in lawful money of the United States of America required by the Peruvian Authorities to provide the regulatory and other permits necessary to commercialize the Callao Facility as a terminal and bonded warehouse under the laws of Peru (the "FDS Bond") pursuant to the terms and conditions set forth in this Agreement and the Exhibits hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. **Placement of FDS Bond**. FDS hereby agrees to open the FDS Bond with the Peruvian Authorities on or prior to the Effective Date to the full benefit and control of the Corporation in order to authorize the operation of Callao Facility as a commercial terminal (the "FDS Bond Assignment Date"). The FDS Bond will be evidenced by a letter with a stamp from the Peruvian Authorities recognizing receipt and acceptance of the FDS Bond in favor of the Corporation (the "Constancia de Recepcion"). Corporation agrees to be financially responsible for any funds paid upon execution of part or all of the FDS Bond.

2. **Term**. FDS agrees that the FDS Bond shall be fully available to Corporation from the FDS Bond Assignment Date and up to Twelve (12) months thereafter unless otherwise terminated as provided herein (the "Initial Term"). The FDS Bond shall be automatically extended for up to two additional Twelve (12) month periods so long as Corporation provides written notice no later than 10 business days prior to the end of the applicable Term stating that Corporation has elected to extend the FDS Bond (the "Extended Term"). The FDS Bond shall remain open and available to the Corporation during the Extended Term unless terminated by either Party as provided herein, with all costs of carrying the FDS Bond during the Extended Term

being the sole responsibility of the Corporation. FDS agrees to use its best efforts to assist the Corporation in transitioning the FDS bond to a bond supported by financing directly from the Corporation or a third party selected by the Corporation prior to the end of the Extended Term.

3. **Interest**. During the Initial Term, the FDS Bond shall accrue interest which shall be due and payable on a monthly basis in the amount of Thirty One Thousand Two Hundred Fifty Dollars and 00/100 ($31,250.00). Payment shall be made within three (3) days of the end of each month at Corporation's sole discretion in either U.S. Dollars or in Common Stock of the Corporation valued at $0.05 per share of common stock, par value $.001 per share (the "Common Stock"). Payment in US Dollars shall be made to FDS or to any third party designated by FDS.

4. **Warrants.** As additional consideration for the placement of the FDS Bond, Corporation agrees to issue to FDS seven (7) year cashless warrants to purchase Sixty Two Million Five Hundred Thousand (62,500,000) shares of Common Stock by which FDS will have the right to purchase one share of Common Stock at an exercise price of $0.05 per share for every warrant issued (the "FDS Warrants"). FDS may convert the FDS Warrants into fully paid and non-assessable shares of Common Stock of the Corporation at any time after the Effective Date and on or prior to March 31, 2016 as provided in Section 5. Such FDS Warrants will take substantially the same form as the Warrant Form attached as Exhibit A.

5. **Right to Convert Warrants into Common Stock of Corporation**. FDS may at its sole option exchange all or any FDS Warrants at any time after the Effective Date and on or prior to March 31, 2016 for a number of shares of Common Stock equal to the number of shares that would have been issued upon the exercise of the FDS Warrants pursuant to Section 4 divided by 1.2. In connection with the immediately preceding sentence, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (x) pay cash with respect to the Market Price of such fractional share; or (y) round up to the next whole share of Common Stock.

6. **Right to withdraw FDS Bond**. Without waiving any of its rights hereunder, FDS may withdraw the FDS Bond at any time and terminate this Agreement if there is an event of default and Plainfield accelerates the obligations in connection with such event of default under the loan agreement dated as of September 12, 2007, among Pure Biofuels del Peru S.A.C. and Palma Industrial S.A.C., as borrowers (the "Borrowers"), the Corporation and Plainfield Special Situations Master Fund Limited ("Plainfield"), or if the Corporation is in formal and adjudicated default with Peruvian tax authorities, creditors, or labor commitments according to Peruvian law.

7. **Additional Consideration**. The Corporation agrees that both FDS and Plainfield Peru I LLC have the right to, by providing written notice to the Corporation, have their respective promissory notes dated November 4, 2008, issued by the Corporation and promising to pay FDS the amount of One Million and 00/100 Dollars (the "FDS Promissory Note") and promising to pay Plainfield the amount of Five Hundred

Thousand and 00/100 Dollars (the "Plainfield Promissory Note") paid using the first cash flows that the Corporation may generate or receive on a pro rata basis.

8. **Replacement of FDS Bond**. Corporation has the right to cancel and replace the FDS Bond with a bond provided by the Corporation or by a Third Party at any time during the Initial Term orExtended Term without penalty and without any obligations to continue to pay the monthly Interest Payments contemplated herein. The cancellation of the FDS Bond as contemplated herein shall terminate this Agreement. Corporation agrees to take any and all action to replace the FDS Bond within thirty (30) days of closing a financing with Banco Internacional del Peru - Interbank that results in Corporation receiving $22.5 million and 00/100 Dollars in working capital.

9. **Waiver**. The waiver of strict compliance of any provision in this Agreement by either party shall not constitute a waiver of strict compliance with that or any other provision thereafter.

10. **Applicable Law**. The enforceability and interpretation of this Agreement shall be governed by the laws of the State of New York except with respect to any issues related to the interpretation of the terms and conditions of the FDS Bond which shall be governed by the laws of Peru.

11. **Binding Agreement**. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors and assigns.

12. **Counterparts; facsimile signatures**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same instrument. Any facsimile copy of this Agreement will be deemed an original for all purposes.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

FDS Corporation SA

By: ____________________
Name:
Title:

Pure Biofuels Corp.

By: ____________________
Name: Luis Goyzueta
Title: CEO

EAST\42393139.2

EXHIBIT A

FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

PURE BIOFUELS CORP.

STOCK PURCHASE WARRANT

Date of Issuance: March [ ], 2009 Certificate No. B-1

FOR VALUE RECEIVED, Pure Biofuels Corp., a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby grants to FDS Corporation SA or its registered assigns (the "Holder") the right to purchase from the Company, Sixty Two Million Five Hundred Thousand (62,500,000) shares of the Company's Common Stock (the "Warrant Shares") at a price per share equal to the Exercise Price (as adjusted from time to time in accordance herewith). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

1. Exercise of Warrant.

1.1 Exercise Period. The Holder may exercise, in whole or in part the purchase rights represented by this Warrant at any time and from time to time after the Amendment Date (as defined in Section 4 hereof) to and including March [ ], 2016 (the "Exercise Period").

1.2 Exercise.

(a) The Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by such Holder and surrender of the original Warrant to the Company at its principal office and upon payment of the Exercise Price by wire transfer or cashier's check drawn on a United States bank.

(b) This Warrant shall be deemed to have been exercised and such certificate or certificates representing the Warrant Shares to be issued in connection with such exercise shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become the Holder of record of such Warrant Shares for all purposes, as of the date the Warrant has been exercised in accordance with the terms hereof, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be physically delivered to the Holder. No deduction shall be made from the amount paid by the Holder for any commissions,

discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith

(c) The Company shall pay all documentary stamp taxes attributable to the issuance of Warrant Shares underlying this Warrant upon the exercise as provided herein; *provided, however*, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for Warrant Shares underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

1.3 Partial Exercise. The Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole Warrant Shares designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or on the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of Warrant Shares for which such Warrant may still be exercised.

1.4 Delivery of Stock Certificates on Exercise. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as provided herein. The Company shall deliver the Warrant Shares within three (3) Trading Days after exercise of this Warrant (or, in the event that payment and the surrendered Warrant is received after 12:00 Noon, New York City time, within four (4) Trading Days). If the Holder fails to receive a certificate or certificates representing the Warrant Shares pursuant to this Section 1.4 within the time period required above, then the Holder will have the right to rescind such exercise.

2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.

2.1 Dividends, Splits, Reclassifications Etc. (a) If after the Issue Date, the Company: (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock; (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or (3) combines its outstanding shares of Common Stock into a smaller number of shares; then the Exercise Price in effect immediately prior to such action shall be adjusted to the number obtained by multiplying the Exercise Price by a fraction, the numerator which shall be the number of shares of Common Stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately following such action.

(b) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Exercise Price, the Exercise Price shall be adjusted as follows:

X = Number of shares of Common Stock (i) outstanding immediately prior to the issuance, and (ii) then issuable upon exercise of any of the Company's outstanding securities including, options, warrants and the Notes

Y^A = Exercise Price immediately prior to the announcement of the issuance

Z^B = Aggregate consideration received by the Corporation

Y = Number of shares of Common Stock issued (or deemed issued) in the new issuance

Y^{AB} = New Exercise Price

Y^{AB}	=	$Y^A ((X + Z^B/Y^A) / (X + /Y))$

(c) If the Company issues any shares of its Common Stock (or is deemed to have issued shares of Common Stock) at a price below the Market Price, the Exercise Price shall be adjusted as follows:

X = Number of shares of Common Stock (i) outstanding immediately prior to the issuance, and (ii) then issuable upon exercise of any of the Company's outstanding securities including, options, warrants and the Notes

Y^A = Exercise Price immediately prior to the announcement of the issuance

Z^B = Aggregate consideration received by the Corporation

M = Market Price immediately prior to the announcement of the issuance

Y = Number of shares of Common Stock issued (or deemed issued) in the new issuance

Y^{AB} = New Exercise Price

Y^{AB}	=	$Y^A ((X + Z^B/Y^A) / (X + /Y))$

(d) If the Company makes any distribution payable in securities or assets of the Company (other than shares of Common Stock), then and in each such event provision shall be made so that the Holder of this Warrant shall receive upon exercise, in addition to the number of shares of Common Stock receivable hereupon, the amount of securities or assets of the Company which the Holder would have received had this Warrant been converted into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the date of exercise, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Section 2.

(e) The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment, a Holder of a share of this

Warrant upon conversion of such Warrant may receive shares of two or more classes of Capital Stock of the Company, the Exercise Price will thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock with respect to the Common Stock on terms comparable to those applicable to Common Stock described herein.

(f) Only one adjustment shall be made with respect to any event causing an adjustment. If an adjustment is required by Section 2.1(b) and (c) hereof, only the adjustment resulting in the greatest decrease in the Exercise Price shall be made.

(g) For purposes of Section 2.1(b) and (c):

(i) If the Company issues any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock ("Convertible Securities"), then the number of shares of Common Stock issuable upon the exercise, exchange or conversion of such Convertible Securities, shall be deemed to be the issuance of Common Stock;

(ii) The consideration receivable by the Company for Common Stock deemed issued pursuant to the preceding clause (i), shall be the total amount, if any, received by the Company as consideration for the issuance of such Convertible Securities, plus the aggregate amount of additional consideration payable to the Company upon the exercise, exchange or conversion of such Convertible Securities; and

(iii) Upon the expiration or termination of any Convertible Securities, the Conversion Price, to the extent in any way affected by or computed using such Convertible Securities, shall then be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities which remain in effect) that were actually issued upon the exercise, exchange or conversion of such Convertible Securities.

(h) No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least $0.01 in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations relating to anti-dilution adjustments shall be made to the nearest cent.

(i) No adjustment need be made for rights to purchase Common Stock except upon the exercise thereof. In addition, no adjustment need be made for a change in the par value or no par value of the Common Stock. No adjustment shall be made to the Exercise Price for the issuance of any Excluded Stock.

(j) If the Company is a party to a transaction involving a sale of substantially all of the assets of the Company or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of this Warrant will be required to assume the obligations of the Company with respect to this Warrant. In addition, if the Company in connection with any such transaction makes a distribution to all holders of its Common Stock of any of its assets, or debt

securities or any rights, warrants or options to purchase securities of the Company, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a holder of a share of this Warrant that exercises this Warrant would, upon such conversion, be entitled to receive, in addition to the shares of Common Stock into which such Warrant is exercisable, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had exercised the Warrant immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

(k) Whenever the Exercise Price is adjusted in accordance with this Section 2, the Company shall: (1) forthwith compute the Exercise Price in accordance with this Section 2 and prepare and transmit to the Transfer Agent a certificate form an Officer setting forth the Exercise Price, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and (2) as soon as practicable following the occurrence of an event that requires an adjustment to the Exercise Price pursuant to Section 2 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the holder of the Warrant of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Exercise Price was determined and setting forth the adjusted Exercise Price.

(l) After an adjustment to the Exercise Price, any subsequent event requiring an adjustment will cause a subsequent adjustment to the Exercise Price as so adjusted.

(m)In connection with the exercise of this Warrant, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest: (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

3. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Warrant Shares issuable on the exercise of the Warrants, the Company will cause an Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including the number of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will mail a copy of each such certificate to the Holder of the Warrant and to the Transfer Agent.

4. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company agrees to use its best efforts to cause the Articles of Incorporation to be amended as soon as practicable to increase the authorized common stock to a number sufficient to support the issuance of the Common Stock underlying the Notes and this Warrant (the effective date of such amendment, the "Amendment Date"). Thereafter, the Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, a sufficient number of shares of Common Stock from time to time issuable on the exercise of the Warrant.

5. Definitions. As used herein, capitalized terms, in addition to the terms defined elsewhere herein and unless the context otherwise requires, have the following respective meanings:

(a) "Business Day" means any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

(b) "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

(c) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) "Common Stock" means (i) the Company's common stock, $0.001 par value per share , and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(e) "Exercise Price" mean $0.05, as adjusted in accordance with Section 2 hereof.

(f) "Excluded Stock" means (i) shares of Common Stock issued upon conversion of the Notes; (ii) shares of Common Stock issued by the Company in transactions that are described in Section 2.1(a). hereof; (iii) any shares of Common Stock or warrants issued by the Company in connection with the Binding Letter of Intent (as defined in the Securities Purchase Agreement) (iv) all options, warrants, and any other type of securities and any securities to be issued upon exercise or conversion thereof issued by the Company and outstanding as of the date hereof and listed on Schedule 4.7 of the Securities Purchase Agreement; and (v) shares of Common Stock issued upon exercise of this Warrant.

(g) "Market Price" as of any date (the "Reference Date") means the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock (a "Principal Market"), the volume weighted average price of the Common Stock on the Principal Market on which the Common Stock is then listed or quoted for the 10 Trading Days immediately preceding the Reference Date ; (b) if the Common Stock is not then listed or quoted on a Principal Market and if prices for the Common Stock are then quoted on the Over-The-Counter Bulletin Board, the volume weighted average price of the Common Stock on the Over-The-Counter Bulletin Board for the 10 Trading Days immediately preceding the Reference Date; (c) if the Common Stock is not then listed or quoted on the Over-The-Counter Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average of the closing bid and ask price per share of the Common Stock so reported for the 10 Trading Days immediately preceding the Reference Date; or (d) in all other cases, the fair market

value of a share of Common Stock as determined by the Company's Board of Directors acting reasonably and in good faith and evidenced by a resolution of such Board of Directors.

(h) "Notes" means the 10%/12% Senior Convertible PIK Election Notes due 2012 issued by the Company.

(i) "Officer" means the Chairman, any Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

(j) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

(k) "Securities Purchase Agreement" shall mean the agreement, dated September 12, 2007, between Plainfield Peru I LLC, Plainfield Peru II LLC and the Company whereby the Company will issue 11,000,000 shares of the Company's Common Stock, the Notes and this Warrant.

(l) "Trading Day" means a day on which the Common Stock traded on the Company's principal national securities exchange or quotation system or in the over-the-counter market and was not suspended from trading on any national securities exchange or quotation system or over-the-counter market at the close of business on such day.

(m) "Transfer Agent" means Pacific Stock Transfer Company.

6. Assignment; Exchange of Warrant. Subject to compliance with all applicable securities laws, this Warrant, and all rights hereunder are assignable or transferable upon the surrender for exchange of this Warrant with endorsement of the holder of this Warrant proposing to effect the assignment (a "Transferor") in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with all applicable securities laws. The Company at its expense, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each, a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.

7. Replacement of Warrant. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor, but only upon receipt of evidence of such loss, theft or destruction of such Warrant and indemnity, if requested, satisfactory to the Company and the Transfer Agent.

8. No Shareholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.

9. <u>Transfer on the Company's Books</u>. Until this Warrant is transferred on the books of the Company, the Company may treat the Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. <u>Representations and Covenants of Holder</u>. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for its own account and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, the Holder's account only.

11. <u>Notices</u>. All notices, demands, requests, consents, approvals or other communications (collectively, "<u>Notices</u>") required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service. Notices shall be delivered as follows:

If to the Company:

Pure Biofuels Corp.
Av. Canaval y Moreyra 380 of 402
San Isidro, Lima
Peru
Attention: Luis Goyzueta
Telephone: +511-221-7365
Facsimile: +511-221-7347

with a copy to:

Pure Biofuels Corp.
1250 Connecticut Avenue, Suite 200
Washington DC, 20036
Attention: Brian Alperstein
Telephone: 310-402-5901
Facsimile: 202-261 3523

And:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020-1104
Attn: Daniel I. Goldberg, Esq.
Telephone: 212-335-4966
Facsimile: 212-884-8466

if to the Holder: to its most recent address as set forth in the books and records of the Company

12. Headings Descriptive. The headings of the several sections and subsections of this Warrant are inserted for convenience only and shall not in any way affect the meaning or construction of any term of this Warrant.

13. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) THIS WARRANT AND THE RIGHTS OF THE HOLDER AND THE OBLIGATIONS OF THE COMPANY HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 11, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS WARRANT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

(b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR

PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing by the Company and the Holder. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

* * * * * * * *

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

PURE BIOFUELS CORP.

By:____________________________
Name:
Title:

Exhibit A

FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)

TO: PURE BIOFUELS CORP.

(1) Payment. The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to purchase _________ shares of Common Stock of PURE BIOFUELS CORP. (the "Company") covered by such Warrant. Payment shall take the form of lawful money of the United States.

(2) The undersigned requests that the certificates for said shares of Common Stock be issued in the name of, and delivered to ____ whose address is____

____

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or pursuant to an exemption from registration under the Securities Act.

Dated:_________________________

____

____

____

(Signature must conform to name of holder as specified on the face of the Warrant)

____

____

____

____

____

(Address)

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of PURE BIOFUELS CORP. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of PURE BIOFUELS CORP. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:____________, ______

____

____
(Signature must conform to name of holder as specified on the face of the warrant)

Signed in the presence of:

____
(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

____

____

____
(address)

____

____

____
(address)